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                                DIGITALNET, INC.

                    OFFER TO EXCHANGE ALL OF ITS OUTSTANDING
                            9% SENIOR NOTES DUE 2010
                                      FOR
                            9% SENIOR NOTES DUE 2010
                  REGISTERED UNDER THE SECURITIES ACT OF 1933

                 PURSUANT TO THE PROSPECTUS DATED        , 2003

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
 TIME ON       , 2003 UNLESS EXTENDED (SUCH DATE AND TIME, AS SO EXTENDED, THE
   "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

TO BROKERS, DEALERS, COMMERCIAL BANKS,
  TRUST COMPANIES AND OTHER NOMINEES:

    DigitalNet, Inc., a Delaware corporation (the "Issuer"), DigitalNet Holdings, Inc., a Delaware corporation ("Holdings"), and certain subsidiaries of the Issuer (collectively, together with Holdings, the "Guarantors") are making an offer to exchange (the "Exchange Offer") an aggregate principal amount of up to $125,000,000 of the Issuer's 9% Senior Notes due 2010, including the guarantees thereof by the Guarantors, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of the Issuer's outstanding 9% Senior Notes due 2010, including the guarantees thereof by the Guarantors (the "Old Notes"), upon the terms and subject to the conditions set
forth in the prospectus dated       , 2003 and in the related letter of
transmittal.

    Unless indicated otherwise, capitalized terms used but not defined herein shall have the same meaning given to them in the prospectus or the letter of transmittal, as the case may be.

    We are asking you to contact your clients for whom you hold outstanding notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold outstanding notes registered in their own names.

    Enclosed herewith are copies of the following documents for forwarding to your clients:

        1.  the prospectus;

        2. letter of transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup United States federal income tax withholding;

        3. notice of guaranteed delivery to be used to accept the Exchange Offer with respect to Old Notes in certificated form or Old Notes accepted for clearance through the facilities of The Depository Trust Company if
    (i) certificates for the Old Notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the Expiration Date or (ii) a book-entry transfer cannot be completed on a timely basis; and

        4. a form of letter that may be sent to your clients for whose account you hold Old Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE
THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       ,
2003, UNLESS EXTENDED.

    The Issuer has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, commercial bank, trust company or other person, other than the exchange agent, for soliciting tenders of Old Notes pursuant to the Exchange Offer. You will be reimbursed by the Issuer for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients. The Issuer will pay all transfer taxes, if any, applicable to the transfer of Old Notes to it or its order pursuant to the Exchange Offer, except as otherwise provided in the prospectus and the instructions to the letter of transmittal.
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    Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to Wells Fargo Bank Minnesota, National Association, the exchange agent, at its address and telephone number set forth on the front of the letter of transmittal.

                                          Very truly yours,

                                          DigitalNet, Inc.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE ISSUER, ANY OF THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures